Exhibit (d)(1)(ii)

Schedule A to

Investment Management Agreement

Revised as of November 1, 2015

Fund	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
AllianzGI Best Styles Emerging Markets Equity Fund	0.40%	9/15/14
AllianzGI Best Styles Global Equity Fund	0.30%	12/2/13
AllianzGI Best Styles International Equity Fund	0.30%	9/15/14
AllianzGI Best Styles U.S. Equity Fund	0.30%	9/15/14
AllianzGI China Equity Fund	1.10%	6/4/10
AllianzGI Convertible Fund	0.57%	4/1/12
AllianzGI Emerging Markets Consumer Fund	1.00%	9/15/14
AllianzGI Emerging Markets Debt Fund	0.75%	9/2/14
AllianzGI Emerging Markets Small-Cap Fund	1.20%	9/15/14
AllianzGI Europe Equity Dividend Fund	0.80%	12/17/14
AllianzGI Global Allocation Fund	0.70%	4/1/15
AllianzGI Global Dynamic Allocation Fund	0.70%	4/1/15
AllianzGI Global Fundamental Strategy Fund	0.75%	7/1/13
AllianzGI Global Managed Volatility Fund	0.40%	4/1/12
AllianzGI Global Megatrends Fund	0.00%	12/17/14
AllianzGI Global Sustainability Fund	0.80%	9/15/14
AllianzGI Global Water Fund	0.95%	3/31/08
AllianzGI High Yield Bond Fund	0.48%	4/1/10
AllianzGI International Growth Fund	0.80%	12/17/14
AllianzGI International Small-Cap Fund	1.00%	4/1/10
AllianzGI Micro Cap Fund	1.25%	4/1/10
AllianzGI Multi-Asset Real Return Fund	0.75%	12/17/12
AllianzGI NFJ Emerging Markets Value Fund	1.00%	12/18/12
AllianzGI NFJ Global Dividend Value Fund	0.80%	4/1/12
AllianzGI NFJ International Small-Cap Value Fund	0.85%	11/1/15
AllianzGI NFJ International Value II Fund	0.80%	9/22/11
AllianzGI Retirement 2015 Fund*	0.05%	9/1/11
AllianzGI Retirement 2020 Fund*	0.05%	9/1/11
AllianzGI Retirement 2025 Fund*	0.05%	12/19/11
AllianzGI Retirement 2030 Fund*	0.05%	9/1/11
AllianzGI Retirement 2035 Fund*	0.05%	12/19/11
AllianzGI Retirement 2040 Fund*	0.05%	9/1/11
AllianzGI Retirement 2045 Fund*	0.05%	12/19/11
AllianzGI Retirement 2050 Fund*	0.05%	9/1/11
AllianzGI Retirement 2055 Fund*	0.05%	12/19/11
AllianzGI Retirement Income Fund*	0.05%	9/1/11
AllianzGI Short Duration High Income Fund	0.48%	9/22/11
AllianzGI Structured Return Fund	0.60%	7/1/14
AllianzGI Ultra Micro Cap Fund	1.50%	4/1/10
AllianzGI U.S. Equity Hedged Fund	0.70%	12/3/12
AllianzGI U.S. Small-Cap Growth Fund	0.90%	4/1/10

*	Unitary Fee Fund

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC have each caused this Schedule A to the Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	Chairman – Management Board

[Signature Page to Schedule A]